Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) dated as of February 1, 2023 is by and among TLSS-STI, Inc., a Delaware corporation, Severance Trucking Co., Inc., a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation (individually, a “Debtor”, and collectively, the “Debtors”) and Kathryn Boyd, Clyde J. Severance and Robert H. Severance, Jr. (each, a “Secured Party”, and collectively, the “Secured Parties”).

BACKGROUND

The defined terms used in this Security Agreement shall have the respective meanings set forth in Section 1 hereof unless elsewhere defined or the context shall otherwise require.

In order to secure the repayment of the loan from the Secured Parties to the Debtors in the amount of USD $1,572,938.86, as evidenced by a Secured Promissory Note dated as of the date hereof (the “Note”) and other obligations under the Note, the Debtors have agreed to deliver to the Secured Parties this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the Debtors hereby agree with the Secured Parties as follows:

1.	INTERPRETATION OF AGREEMENT: DEFINITIONS.

1.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings:

“Default” means an event which is or would constitute an Event of Default if any requirement in connection therewith for the giving of notice or lapse of time, or happening of any further condition, event or act, had been satisfied.

“Event of Default” has the meaning set forth in Section 5.1.

“Indebtedness” means all liabilities of the Debtors to the Secured Parties whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, as related to the Note, whether for principal, interest, fees, expenses or otherwise.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or intangible or tangible.

Unless the context shall otherwise require, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

2.	GRANT OF SECURITY.

The Debtors hereby grant to the Secured Parties to secure the payment of all Indebtedness and performance of all obligations of the Debtors under the Note (collectively, the “Obligations”), a continuing first priority security interest in and lien on all of each Debtor’s Property, assets and rights of every kind and nature, wherever located, whether now owned or hereafter acquired or arising, all proceeds and products thereof and all parts thereof and all accessions thereto (all of the same being hereinafter called the “Collateral”), including, without limiting the generality of the foregoing, the following properties, assets and rights owned by each Debtor, as applicable:

(a) all cash, funds, checks, notes and instruments from time to time on deposit in any of the Debtors’ accounts;

(b) all real and personal property owned by a Debtor, including as set forth on Schedule 3.8 of the “SPA” as defined in the Note;

(c) all material contracts, commitments and similar agreements to which a Debtor is a party or by which it or any of its properties is bound, including, not limited to, contracts, with customers, leases, loan agreements, pledge and security agreements, indemnity or guaranty agreements, bonds, notes, mortgages, joint venture or partnership agreements, options to purchase real or personal property, and agreements relating to the purchase or sale of all such agreements, including as set forth on Schedule 3.9 of the SPA,;

(d) all licenses, franchises, permits, and other governmental authorizations and intangible assets held by a Debtor that are material to the conduct of its business including, without limitation, permits, licenses and operating authorizations, titles (including motor vehicle titles and current registrations), franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by a Debtor, including as set forth on Schedule 3.10 of the SPA;

(e) all patents, patent applications, trademarks, service marks, trade names, copyrights, and other intellectual property or proprietary property rights owned or used by a Debtor, including as set forth on Schedule 3.22 of the SPA; and

(f) all books and records, customer lists, and other files related to the foregoing.

3.	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Debtors individually and collectively represent and warrant to the Secured Parties that:

3.1. Warranty of Title to Collateral and Security Interest. The Debtors are the owners of the Collateral and that no other person or entity has any right, title, claim or interest (by way of lien or otherwise) in, against or to the Collateral. This Security Agreement is effective to create in favor of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof. This Security Agreement shall constitute, and will at all times constitute, a fully perfected first priority lien on, and security interest in, all rights, title and interest of the Debtors in such Collateral and the proceeds thereof.

3.2. No Financing Statements. There is no financing statement or similar notice now on file in any public office covering any Property of any kind which is part of the Collateral hereunder, or intended so to be, or in which the Debtors are named as or has signed as a debtor, except those naming the Secured Parties as secured parties or for which termination statements are on file or will be filed in connection with the transactions set forth herein, and so long as any Indebtedness remains unpaid, any Obligations remain outstanding, or this Security Agreement remains in effect, the Debtors will not execute, and there will not be on file in any public office any financing statement or statements except with respect to the financing statements filed or to be filed in respect of and for the security interest of the Secured Parties.

3.3. Location of Chief Place of Business. The location of the Debtors chief place of business is 49 McGrath Road, Dracut, MA 01826. In the event that any of the Debtors discover that any representation made in this Section is untrue or incorrect for any reason, it will immediately notify the Secured Parties and take such actions as may be necessary to make such representation true and correct.

3.4. Valid Security Interest. This Security Agreement creates a valid security interest in the Collateral securing the payment of the Indebtedness and the performance of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests have been, or will be, duly taken.

3.5. Consents. No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required either (a) for the grant by the Debtors of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by the Debtors or (b) for the perfection of or the exercise by the Secured Parties of their rights and remedies hereunder.

3.6 Classes of Stock. The sole stockholder of Severance Trucking Co., Inc., Severance Warehousing, Inc., and McGrath Trailer Leasing, Inc (the “Subsidiaries”) is TLSS-STI, Inc. (the “Buyer”). There is only one class of common stock and no shares of preferred stock of the Subsidiaries have been issued. At all times while any Indebtedness remains outstanding, the Debtors hereby covenant and agree that no additional shares of common stock of the Debtors shall be issued and no shares of preferred stock of the Debtors shall be issued.

3.7 Joinder. Each Debtor shall cause each subsidiary of Debtor to execute and deliver to the Secured Parties a joinder to this Security Agreement within 30 days of the date on which it was acquired or created and, upon such execution and delivery, such subsidiary shall constitute a “Debtor” for all purposes hereunder with the same force and effect as if originally named as a Debtor herein. The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Security Agreement.

3.8 Authority. Each Debtor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform this Security Agreement. Each Debtor has taken all necessary organizational action to authorize the execution, delivery and performance of the Security Agreement. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement. This Security Agreement constitutes a legal, valid and binding obligation of each Debtor hereto, enforceable against each such Debtor in accordance with its terms. The execution, delivery and performance of this Security Agreement will not violate any law or any contractual obligation of any Debtor.

4.	PARTICULAR COVENANTS OF THE DEBTORS.

4.1. Payment of Indebtedness. The Debtors agree to pay all Indebtedness at the time and place and in the manner as provided in the Note and in a timely fashion comply with and perform and fulfill the terms, covenants and conditions contained herein and in the Note.

4.2. Perfection and Maintenance of Lien; Recording.

(a) The Debtors will, at their own expense, take all actions requested by the Secured Parties to maintain and preserve the lien of this Security Agreement so long as any Indebtedness or Obligations are outstanding.

(a) The Debtors will, forthwith, upon the execution and delivery of this Security Agreement and thereafter from time to time, cause this Security Agreement and all required financing statements to be filed, registered and recorded in such manner and in such places as shall be necessary or desirable as the Secured Parties may reasonably request, in order to publish notice of and fully protect the lien thereof as it relates to the Collateral, and in order to continue such protection, refile, reregister and rerecord whenever necessary, and from time to time upon the reasonable request of the Secured Parties will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all further instruments for such publication and protection. To the extent permitted by applicable law, the Debtors will pay or cause to be paid all filing, registration and recording taxes and fees incident to such filing, registration and recording, any federal or state stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement and all required financing statements and each such instrument of further assurance. Without limiting the foregoing, the Debtors hereby authorize the Secured Parties to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signatures of the Debtors where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

4.3. Further Assurances; After-Acquired Property.

(a) The Debtors will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as may be necessary or desirable or as the Secured Parties reasonably may require for the perfection of the lien being herein provided for in the Collateral.

(b) All right, title, and interest of the Debtors in and to all additions to the Collateral or any part thereof, hereafter acquired by the Debtors, immediately upon such acquisition, and without any further mortgage, conveyance or assignment, shall become and be part of the Collateral and shall be subject to the lien of this Security Agreement as fully and completely and with the same effect as though now owned by the Debtors, but at any and all times the Debtors will execute and deliver to the Secured Parties any and all such further assurances, mortgages, conveyances or assignments thereof and financing statements and other instruments with respect thereto as shall be necessary or desirable or as the Secured Parties may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Security Agreement.

4.4. Right of Secured Parties to Perform Covenants, Etc. If the Debtors shall fail to make any payment or perform any act required to be made or performed hereunder, the Secured Parties, without waiving or releasing any obligation or Default, may, (but shall be under no obligation to) at any time thereafter, make such payment or perform such act for the account and at the expense of the Debtors, and may enter upon any Property of the Debtors for such purpose and take all such action thereon as, in the opinion of the Secured Parties, may be necessary or appropriate therefor. All sums so paid by the Secured Parties and all costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) so incurred, together with interest thereon at the rate set forth in the Note for overdue payments from the date of payment or incurrence, shall be secured hereby and shall be paid by the Debtors to the Secured Parties on demand. The Secured Parties in making any payment authorized under this Section relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim thereof.

4.5. Limitation on Liens. The Debtors agree not to create or incur or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, superior to any such mortgage, pledge, security interest, encumbrance, lien or charge of any kind created by this Security Agreement upon the Collateral or upon any income or proceeds therefrom.

4.6. Maintenance of Office and Collateral. The Debtors shall keep their chief place of business and chief executive office at the location therefor specified in Section 3.3. The Debtors will hold and preserve such records and will permit representatives of the Secured Parties at any time during normal business hours to inspect and make abstracts from such records. The Debtors shall maintain, protect, and keep all Collateral in good condition, and shall maintain insurance policies covering the Collateral consistent with the policies currently maintained for the Collateral as of the date of this Security Agreement.

4.7. Notification. Each Debtor shall notify the Secured Parties within thirty (30) days of (a) the formation or acquisition of any new subsidiary of a Debtor; (b) any change in the name or jurisdiction of a Debtor; (c) any change in the type of organization or structure of a Debtor; (d) any new location where any Collateral will be held, and (e) any new indebtedness of a Debtor.

5.	DEFAULTS; REMEDIES OF THE SECURED PARTIES.

5.1. Definition of Event of Default. The following events are hereby defined for all purposes of this Security Agreement as “Events of Default”:

(a) Default by the Debtors in making any payment on any Indebtedness, after the expiration of all applicable grace, notice and cure periods;

(b) any representation or warranty made by the Debtors in this Security Agreement shall prove to have been incorrect in any material respect when made;

(c) the Debtors shall fail to perform or observe any other term or agreement contained in this Security Agreement, and such failure shall not be cured within a period of ten (10) days after notice thereof from a Secured Party to a Debtor;

(d) the failure of Buyer to perform the Obligations; or

(e) any Event of Default shall occur under Section 4 of Note.

If any one or more Events of Default shall occur and be continuing after the expiration of all applicable grace, notice and cure periods, then, and in each and every such case, the Secured Parties may declare the Indebtedness, if not already due and payable, to be immediately due and payable, all notice of intention to accelerate or any other notice being hereby expressly waived by each Debtor.

5.2. Completed Default; Acceleration of Maturity. Upon declaration by the Secured Parties of the acceleration of maturity of the Indebtedness in accordance with Section 5.1, the Debtors shall pay to the Secured Parties the whole amount which then shall have become due on the Indebtedness. In case the Debtors shall fail to pay the same forthwith, the Secured Parties shall be entitled to recover judgment for the whole amount so due and unpaid against the Debtors. The right of the Secured Parties to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Security Agreement.

5.3. Remedies. In case of the happening of an Event of Default as defined in Section 5.1, the Secured Parties may exercise, in addition to all other rights and powers described herein or permitted under applicable law, all remedies available to a secured creditor under applicable law, all remedies available to a secured party or creditor under any applicable Uniform Commercial Code and all or any of the following powers:

(a) The Secured Parties may protect and enforce their rights by bringing such actions, at law or in equity or before any administrative tribunal, as the Secured Parties, shall deem appropriate, including, without limitation, actions for the specific performance of any covenant hereof; and the Secured Parties shall be entitled to recover judgment for any and all sums then, or during any Default, becoming due and payable by the Debtor under any provision hereof, including, without limitation, any deficiency in the payment of all amounts due under the provisions hereof remaining after any sale of the Collateral and, in addition thereto, such amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees, and of other proceedings hereunder, and to collect out of the Property of the Debtors in any manner provided by law all amounts adjudged or decreed to be payable.

(b) The Secured Parties as a matter of contract right and not as a penalty shall be entitled to the appointment of a receiver of, or may enter upon and take possession of, all or any part of the Collateral, and such receiver or the Secured Parties shall thereupon be entitled to make all expenditures and to take all actions necessary or desirable therefor, and to collect and retain all income and earnings arising from such Property or business.

(c) Without notice except as specified below, the Secured Parties may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Parties offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties may deem commercially reasonable. The Debtors agree that, to the extent notice of sale shall be required by law, at least ten days notice to the Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it is so adjourned.

5.4. Sale to Accelerate Indebtedness. In the event of any sale made under or by virtue of this Security Agreement, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a valid judgment, the Indebtedness, if not previously due, immediately thereupon shall become due and payable, anything in this Security Agreement to the contrary notwithstanding.

5.5. Application of Proceeds of Sale. The purchase money proceeds or avails of any sale of the Collateral shall be applied as follows:

First: To the payment of the costs and expenses of suit, if any, and of such sale, and to the extent permitted by applicable law, the reasonable compensation of the Secured Parties agents, attorneys and counsel, and of all proper expenses, liability and advances incurred or made hereunder by the Secured Parties, and of all taxes, assessments or liens superior to the lien of these presents, except any taxes, assessments or other superior lien subject to which said sale may have been made;

Second: To the amount then owing or unpaid on the Indebtedness; and

Third: To the payment of the surplus, if any, to the Debtors and there successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as may be directed by a court of competent jurisdiction.

5.6. Purchase of Collateral. Upon any sale made under or by virtue of this Security Agreement, the Secured Parties may bid for and purchase the Collateral being sold, and upon compliance with the terms of sale, may hold, retain and possess and dispose of such Property in their own absolute right without further accountability; and the Secured Parties at any such sale may, in paying the purchase price, apply any amount of the Indebtedness then unpaid in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

5.7. Waiver. The Secured Parties may in writing waive any Default or Event of Default hereunder and its consequences which result from the failure of the Debtors to comply with any provisions of this Security Agreement. In case of any such waiver, or in case any proceedings taken on account of any such Default or Event of Default shall be discontinued or abandoned or determined adversely to the Secured Parties, then and in every such case, the Debtors and the Secured Parties shall be restored to their former positions and rights hereunder respectively. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

5.8. Remedies Cumulative. No remedy herein conferred upon or reserved to the Secured Parties is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

5.9. Delay or Omission Not a Waiver. No delay or omission of the Secured Parties to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement to the Secured Parties may be exercised from time to time and as often as may be deemed expedient by a Secured Party.

5.10. Secured Party Appointed Attorney-in-Fact. Each Debtor hereby irrevocably appoints each Secured Party as such Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, the Secured Party or otherwise, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and (c) to file any claims or take any action or institute any proceedings which a Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of a Secured Party with respect to any of the Collateral.

5.11. Duty of Secured Party. A Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Secured Party deals with similar property for the Secured Party’s own account. Neither the Secured Party nor any of its agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that the Secured Party actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of the Secured Party’s agents shall be responsible any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

5.12. Execution of Financing Statements and Perfection Instruments. Debtors authorize each Secured Party to file or record financing statements and other filings or recording documents or instruments with respect to the Collateral without the signature of any Debtor in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Security Agreement. A photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

5.13. Expenses; Indemnity. The Debtors hereby agree to reimburse each Secured Party on demand, for all costs and expenses incurred by a Secured Party in enforcing this Security Agreement (including expenses of agents and attorneys employed by the Secured Party). The Debtors agree to indemnify and save and hold each Secured Party harmless from and against any and all claims, damages, loss, liability or judgments which may be incurred or sustained by any Secured Party or asserted against a Secured Party directly or indirectly, in connection with the existence of or the lawful exercise of any of the rights under this Security Agreement except such claims, damages, loss, liability or judgments as may result from the gross negligence or willful misconduct of a Secured Party.

6.	DEFEASANCE.

If the Debtors shall pay and discharge or provide, in a manner satisfactory to the Secured Parties, for the payment and discharge of the whole amount of the Indebtedness, then and in that case all Property, rights and interests hereby conveyed or assigned or pledged shall revert to the Debtors, and the estate, right, title and interest of the Secured Parties shall thereupon terminate; and the Secured Parties, in such case, on demand of the Debtors and at the Debtors expense, shall execute and deliver to the Debtors a proper instrument or proper instruments acknowledging the satisfaction and termination of this Security Agreement, and shall convey, assign and transfer, or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Debtors, all Property, including money, then held by the Secured Parties, other than moneys deposited with the Secured Parties for the payment of the Indebtedness.

7.	MISCELLANEOUS PROVISIONS.

7.1. Security Agreement for Benefit of Parties Hereto. Nothing in this Security Agreement, expressed or implied, is intended or shall be construed to confer upon or to give to, any Person other than the parties hereto, any right, remedy or claim under or by reason of this Security Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Security Agreement are and shall be for the sole and exclusive benefit of the parties hereto, and their successors and permitted assigns.

7.2. Severability. In case any one or more of the provisions contained in this Security Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.3. Notices. All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, by email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to a Debtor:

Severance Trucking Co., Inc.
Severance Warehousing, Inc.
McGrath Trailer Leasing, Inc.
TLSS-STI, Inc.
5500 Military Trail, Suite 22-357
Jupiter, FL 33458
Attn.: Sebastian Giordano, CEO
Email: [REDACTED]

With a copy to:

R|A Feingold Law & Consulting, P.A.
401 E. Las Olas Boulevard, Suite 1400
Ft. Lauderdale, FL 33301
Attention: Robert A. Feingold, Esq.
Email: [REDACTED]
If to a Secured Party:

Kathryn Boyd, as Secured Party Representative
[REDACTED]
Email: [REDACTED];

7.4. Successors and Assigns. Debtors shall not assign or transfer this Security Agreement or any its rights and/or obligations under this Note in any manner whatsoever without the prior written consent of the Secured Parties. Any such attempted assignment shall be deemed an Event of Default. Whenever in this Security Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Security Agreement contained by or on behalf of the Debtors, or on behalf of the Secured Parties shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

7.5. Counterparts; Descriptive Headings. This Security Agreement is being executed in any number of counterparts, each of which is an original and all of which are identical. Each counterpart of this Security Agreement is to be deemed an original hereof and all counterparts collectively are to be deemed but one instrument. The descriptive headings of the several Sections to this Security Agreement were inserted in this Security Agreement for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

7.6. Security Interest Absolute. All rights of the Secured Parties and security interests hereunder, and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

(b) any change in the time, manner, or place of payment of, or in any other term or, all or any of the Indebtedness or any other amendment or waiver of or any consent to any departure from this Security Agreement or the Note.

(c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Indebtedness; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Debtor or a third party grantor of a security interest.

7.7. Amendments, Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Debtors here from shall in any event be effective unless the same shall be in writing and signed by the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.8. Governing Law; Terms. This Security Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof. Unless otherwise defined herein or in the Note, terms used in Article 9 of the Uniform Commercial Code in the Commonwealth of Massachusetts are used herein as therein defined. The Debtors and the Secured Parties irrevocably consent to the jurisdiction of the courts of the Commonwealth of Massachusetts or the federal courts located in that state in connection with any lawsuit, action or proceeding arising out of or relating to this Security Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first above written.

Severance Trucking Co., Inc., a Massachusetts corporation

By:	TLSS-STI, Inc., a Delaware corporation, its sole shareholder

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

Severance Warehousing, Inc., a Massachusetts corporation

By:	TLSS-STI, Inc., a Delaware corporation, its sole shareholder

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

McGrath Trailer Leasing, Inc., a Maine corporation

By:	TLSS-STI, Inc., a Delaware corporation, its sole shareholder

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

TLSS-STI, Inc., a Delaware corporation

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

/s/ Kathryn Boyd
Name: Kathryn Boyd

/s/ Clyde J. Severance
Name: Clyde J. Severance

/s/ Robert H. Severance, Jr.
Name: Robert H. Severance, Jr.